Exhibit B



                             JOINT FILING AGREEMENT

                     The undersigned hereby agree that the Statement on Schedule 13G/A, dated February 27, 2006 with respect to the shares of Common Stock of Infocrossing, Inc. and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

                     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Dated: February 27, 2006


                                         POTOMAC CAPITAL MANAGEMENT LLC

                                         By:   /s/ Paul J. Solit
                                               Paul J. Solit, Managing Member

                                         POTOMAC CAPITAL MANAGEMENT INC.

                                         By:   /s/ Paul J. Solit
                                               Paul J. Solit, President


                                         PAUL J. SOLIT

                                         By:   /s/ Paul J. Solit
                                               Paul J. Solit